UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2024

BancFirst Corporation

(Exact name of Registrant as Specified in Its Charter)

Oklahoma	0-14384	73-1221379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Broadway Ave.
Oklahoma City, Oklahoma		73102-8405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 405 270-1086

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value Per Share	BANF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

BancFirst Corporation Announces New Chief Financial Officer and Departure of the Company's current Chief Financial Officer

On March 28, 2024, the Board of Directors of the Company appointed Ms. Hannah Andrus Executive Vice President, Chief Financial Officer and Treasurer, to be effective May 8, 2024. She is 38 years old. Before joining BancFirst Corporation, Ms. Andrus was employed by Ernst & Young LLP where she was an Assurance Senior Manager. Ms. Andrus holds a Master of Science in Accounting and a Bachelor of Business Administration from Southern Methodist University and is a Certified Public Accountant.

In connection with Ms. Andrus's appointment, the Compensation Committee of the Board approved the following compensation for her: (a) annual base salary of $275,000; and (b) target annual incentive award of 25%.

Ms. Andrus was also granted 4,000 restricted stock units on March 29, 2024, under the BancFirst Corporation 2023 Restricted Stock Unit Plan.

Kevin Lawrence, who has served as the Company’s Chief Financial Officer since April 1, 2015, resigned from his position with the Company effective May 7, 2024, to pursue other career interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BancFirst Corporation

Date:	May 8, 2024	By:	/s/ David Harlow
David Harlow President and Chief Executive Officer (Principal Executive Officer)